                                                                   EXHIBIT 10.66


           SECOND AMENDMENT TO THIRD RESTATED LOAN AGREEMENT (TERM)


     THIS SECOND AMENDMENT TO THIRD RESTATED LOAN AGREEMENT (TERM) (herein called the "Amendment") made as of the 2nd day of September 1994, by and among Western Gas Resources, Inc., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A., a national banking association, as Agent ("Agent"), and NationsBank of Texas, N.A., Bankers Trust Company, Bank of Montreal and CIBC Inc. (herein, collectively referred to as "Lenders"),

                             W I T N E S S E T H:

     WHEREAS, Borrower, Agent and Lenders have entered into that certain Third Restated Loan Agreement (Term) dated as of August 31, 1993, as amended by that certain First Amendment to Third Restated Loan Agreement (Term) dated as of December 31, 1993, among Borrower, Agent and Lenders (as amended to the date hereof, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders made loans to Borrower as therein provided; and

     WHEREAS, Borrower, Agent and Lenders desire to amend the Original Agreement as expressly set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                  ARTICLE I.

                          Definitions and References
                          --------------------------

     Section 1.1.  Terms Defined in the Original Agreement.  Unless the context
                   ---------------------------------------
otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     Section 1.2.  Other Defined Terms.  Unless the context otherwise requires,
                   -------------------
the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

          "Loan Agreement" shall mean the Original Agreement as amended hereby.

                                  ARTICLE II.

                                  Amendments
                                  ----------

     Section 2.1.  Deletion of Definition.
                   ----------------------

     The definitions of "Earnings Ratio" and "Sanderson Option Loan" found in
Section 1.1 of the Original Agreement are hereby deleted in their entirety.


     Section 2.2.  Amendments to Definitions.
                   -------------------------

     (a) The definition of Change in Control found in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "`Change in Control' means any of the following: (i) the occurrence of
            -----------------
     a Founders Ownership Change; or (ii) Brion G. Wise ceases to be a director of Borrower for reasons other than death or disability; or (iii) Bill M. Sanderson ceases to be a director of Borrower for reasons other than death or disability. For purposes of this definition, a "Founders Ownership Change" shall be deemed to have occurred at any point in time at which a Person or Persons acting in concert (such Person or Persons herein referred to as an "Acquiring Person") obtain legal or beneficial ownership (within the meaning of Rule 13d-3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934, as amended) of a number of Voting Shares greater than or equal to the Voting Shares owned by the Founders at the time of calculation. For purposes of calculating the number of Voting Shares of any Founder for purposes of this definition, the Voting Shares owned legally or beneficially by such Founder shall be included in the Voting Shares of an Acquiring Person (and excluded from the Voting Shares of the remaining Founders) if such Founder votes his Voting Shares in concert with an Acquiring Person against the remaining Founders in (A) an election for the Board of Directors or (B) the modification of the Borrower's certificate of incorporation or by-laws."

     (b) The definition of Debt to Capitalization Ratio found in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "`Debt to Capitalization Ratio' means, at the time of determination,
            ----------------------------
     the ratio of (a) the Adjusted Funded Debt of Borrower to (b) the sum of (i) the Adjusted Funded Debt of Borrower plus (ii) Borrower's Shareholders'
                                          ----
     Equity. As used in this definition, "Shareholders' Equity" means the remainder of (1) Borrower's Consolidated assets minus (2) the sum of (x)
                                                     -----
     Borrower's Consolidated liabilities plus (y) all treasury stock of Borrower and its Subsidiaries plus (z)all intangible assets of Borrower and its Subsidiaries

     (including without limitation all patents, copyrights, licenses, franchises, goodwill, trade names and trade secrets); provided that the term "Shareholder's Equity" shall include the book value of long-term gas contracts with producers that Borrower assumes in connection with acquisitions that are reflected on the books of Borrower as assets. As used in this definition, "Adjusted Funded Debt of Borrower" means, at the time of determination, the sum of (1) Funded Debt plus (2) Excess Working Capital Deficit."

     (c) The definition of Earnings Ratio found in Section 1.1 of the Original Agreement is hereby deleted in its entirety.

     (d) The definition of Excess Working Capital Deficit is hereby added in its entirety to Section 1.1 of the Original Agreement immediately after the definition of Event of Default, as follows:

          "`Excess Working Capital Deficit' means (i) if Borrower's Working
            ------------------------------
     Capital is greater than or equal to negative $10,000,000, zero, or (ii) if Borrower's Working Capital is less than negative $10,000,000, the product of (A) the amount of such Working Capital plus $10,000,000 multiplied by
                                               ----             -------------
     (B) negative one (for example, if Working Capital equals negative $15,000,000, the Excess Working Capital Deficit would equal $5,000,000). For purposes of this definition, "Working Capital" means the remainder of Borrower's Consolidated current assets minus Borrower's Consolidated
                                            -----
     current liabilities, excluding current maturities of long-term
     Indebtedness."

     (e) The definition of Mandatory Prepayment Ratio found in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "`Mandatory Prepayment Ratio' means, as of each Prepayment Calculation
            --------------------------
     Date, the ratio of (a) the sum of (I) the aggregate principal amount of Lenders' Loans then outstanding plus the LC Balance plus (II) the Funded Debt of Borrower (other than the Obligations) outstanding on such date which has a final maturity prior to or concurrent with the final maturity of the Obligations, plus (III) the Excess Working Capital Deficit on such date to (b) the remainder of (I) the sum of (i) Borrower's Consolidated net income for the four complete, consecutive Fiscal Quarters immediately preceding such date plus (ii) all non-cash expenses incurred by Borrower during such four Fiscal Quarters (including but not limited to depreciation, depletion and amortization), as calculated by Borrower, based on financial statements of Borrower delivered to Lenders minus (II) the aggregate amount of dividends which Borrower projects will be paid to the stockholders of the Preferred Stock during the four consecutive Fiscal Quarters immediately following such date, provided that in calculating the Mandatory Prepayment Ratio, (i) Borrower shall add or subtract, as the case may be, any non-recurring losses or gains included in the calculation of its Consolidated net income (for example, Borrower shall subtract any gain from the sale of any of its assets which is not in the ordinary course of business from the calculation of its consolidated net income), (ii) Borrower shall add or subtract, as the case may be, the historical cash earnings or losses during the last four Fiscal Quarters of any properties sold or acquired by Borrower during such four Fiscal Quarters, as reflected in financial statements of the seller of such properties delivered to Lenders; provided, however, that any pro-forma adjustments made by Borrower to the actual historical cash earnings of any such properties must be done in a manner consistent with the rules of the Securities and Exchange Commission or, if not, approved by Majority Lenders in their sole and absolute discretion, (iii) Borrower may consider estimates of Borrower's cash earnings from any Grass-Roots Projects of Borrower during their first year of operations upon the approval of, and in amounts approved by, Majority Lenders, which approval or disapproval is within the sole and absolute discretion of Majority Lenders, and (iv) Preferred Stock shall be treated as such until actually converted to common stock (i.e. projected dividends cannot be based on an assumption that Preferred Stock will be converted to common stock at a future date)."

     (f) The definition of Preferred Stock found in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "`Preferred Stock' means, collectively, (i) the 7.25% Cumulative
            ---------------
     Senior Perpetual Convertible Preferred Stock of Borrower and (ii) 2,760,000 shares of Cumulative Convertible Preferred Stock of Borrower."

     (g) The definition of Revolver Loan Agreement found in Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

          "`Revolver Loan Agreement' means that certain First Restated Loan
            -----------------------
     Agreement (Revolver) dated as of September 2, 1994, among Borrower, Agent and the lenders party thereto."


     Section 2.3.  Amendment to Mandatory Prepayments Section.
                   ------------------------------------------

     Section 2.5(a) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a)  Mandatory Prepayment Ratio.  Borrower shall calculate the
                --------------------------
     Mandatory Prepayment Ratio in accordance with the terms of the definition of "Mandatory Prepayment Ratio" on each Prepayment Calculation Date and shall deliver notice of such recalculated Mandatory Prepayment Ratio (together with a certificate signed by the chief financial officer, treasurer or controller of Borrower certifying as to the accuracy of such calculation) to Agent and Lenders within 45 days after each Prepayment Calculation Date which falls on the last day of a Fiscal Quarter and on each other Prepayment Calculation Date. If on any Prepayment Calculation Date the Mandatory Prepayment Ratio exceeds the applicable Test Amount (as defined below), Borrower shall, within ten Business Days after Agent on behalf of Majority Lenders gives written notice of such fact to Borrower, either (A) make a prepayment of Indebtedness owing by it to Lenders or to other Senior Creditors of Borrower in an amount which will bring Borrower into compliance with the Test Amount then in effect (the "Prepayment Amount") and provide Agent written evidence of such prepayment to other Senior Creditors or (B) give written notice to Lenders or certain of Borrower's other Senior Creditors (and a copy of any such notice to Agent) electing to prepay the Prepayment Amount in no more than six (6) equal monthly installments beginning no later than ninety (90) days from the date Borrower was sent such deficiency notice by Agent, and Borrower shall thereafter make such prepayment in equal consecutive monthly installment on the first day of each calendar month within such period until and including the first date of such sixth calendar month (if applicable) and shall provide Agent with written evidence of each such prepayment; provided that if the Mandatory Prepayment Ratio exceeds the applicable Test Amount more than once during any two consecutive Fiscal Quarters (as used in this section, each an "Additional Deficiency"), Borrower must pay the Prepayment Amount of each Additional Deficiency in full or begin making monthly installments with respect to the Prepayment Amount of each Additional Deficiency no later than thirty (30) days from the date Borrower was sent a deficiency notice with respect to such Additional Deficiency by Agent. If, on any Prepayment Calculation Date, Borrower does not recalculate the Mandatory Prepayment Ratio in accordance with the terms hereof, Agent may recalculate the Mandatory Prepayment Ratio at such time, and from time to time thereafter until Borrower does recalculate the Mandatory Prepayment Ratio in accordance with the terms hereof and deliver the same to Agent, based upon information available to it at that time, which calculation shall be binding upon Borrower. As used in this section, the term "Test Amount" means (i) 5.0 to 1.0 at any time after the date hereof until and including August 31, 1995, (ii) 4.0 to 1.0 at any time from and including September 1, 1995 until and including August 31, 1998, and (iii) 3.5 to 1.0 at any time from and including September 1, 1998 and thereafter, and the term "Senior Creditors" means all creditors of Borrower other than Lenders which have obligations owing from Borrower which are not subordinated to the Obligations.

          Notwithstanding anything to the contrary contained in the foregoing provisions of this Section 2.5(a), if Borrower brings the Mandatory Prepayment Ratio back into compliance with the applicable Test Amount as of the last day of a Fiscal Quarter, then Borrower may cease making all payments then required to be made by Borrower pursuant to this Section 2.5(a) (as used in this section, each a "Deficiency Cessation"); provided, however, that no Deficiency Cessation shall excuse Borrower from full compliance with the terms of this Section 2.7(a) at all times following the date of such Deficiency Cessation."


     Section 2.4.  Amendment to Representations and Warranties.
                   -------------------------------------------

     (a) Section 4.1(g) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(g)  Other Liabilities.  No Related Person has any outstanding
                -----------------
     Indebtedness of any kind (including contingent, indirect and secondary liabilities and obligations, tax assessments, or unusual forward or long-term commitments) which is, in the aggregate, material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule and not permitted by Section 5.2(b)."

     (b) Section 4.1(0) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(o) Environmental and Other Laws.  The Related Persons are conducting
               ----------------------------
     their businesses in material compliance with all applicable federal, state or local laws, including without limitation those pertaining to environmental matters. To the best knowledge of the Related Persons, none of the operations of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment. No Related Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for the release into the environment, or the improper storage, of any material amount of any hazardous or toxic waste, substance or constituent, or that any such waste, substance or constituent has been released, or is improperly stored, upon any property of any Related Person and no Related Person otherwise has any known material contingent liability in connection with the release into the environment, or the improper storage, of any such waste, substance or constituent. The use which the Related Persons make and intend to make of all of their properties will not result in the disposal or release of a hazardous substance or hazardous waste on their properties that, based upon the laws in effect on the date each such representation and warranty is made by Borrower under the Loan Documents (excluding any laws, regulations or court rulings thereafter enacted or made that are applied retroactively), could reasonably be expected to result in a material adverse effect on the financial condition of Borrower. As used in this Section 4.1(o), the term "material" shall mean an event with respect to which the liability of Borrower therefor when added to the liability of Borrower for all other matters that are the subject of this section could reasonably be expected to exceed $10,000,000."


     Section 2.5.  Amendment to Covenant Regarding Books, Financial Statements
                   -----------------------------------------------------------
and Reports.
- - -----------

     Section 5.1(b)(iv) of the Original Agreement is hereby amended in its entirety to read as follows:

              "(iv) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Borrower to its shareholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange or any governmental authority responsible for compliance with securities laws."


     Section 2.6.  Amendment to Covenant Regarding Notice of Material Events.
                   ---------------------------------------------------------

     Section 5.1(d) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(d)  Notice of Material Events.  Borrower will promptly notify Agent
                -------------------------
     and each Lender (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition, (ii) of the occurrence of a Default or Event of Default, (iii) of the acceleration of the maturity of any indebtedness owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition, (iv) of any material adverse claim (or any claim of $7,500,000 or more) asserted against any Related Person or with respect to any Related Person's properties pursuant to which an adverse decision could result in a material adverse effect upon such Related Person's financial position, business or operations, (v) of the occurrence of any Termination Event or of any event or condition known to Borrower which might adversely affect the enforceability of the Loan Documents, (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon Borrower's Consolidated financial condition, business or operations, and (vii) any material adverse change in pipeline rates or regulations affecting any Guarantor or their properties which has a material adverse effect on Borrower or on Borrower and its Subsidiaries taken as a whole. Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, Event of Default or default, to protect against any such adverse claim, to defend any such suit or proceeding, to remedy any such Termination Event or event affecting enforceability, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same. Borrower hereby represents that the address of the chief executive office and principal place of business of each Related Person is the address of Borrower set out in Section 10.3 hereof or (if different) the address of each Related Person set out in the Disclosure Schedule."


     Section 2.7.  Amendment to Covenant Regarding Compliance with Agreements
                   ----------------------------------------------------------
and Laws.
- - --------

     Section 5.1(k) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(k)  Compliance with Agreements and Law.  Each Related Person will
                ----------------------------------
     perform all obligations which are material to Borrower's Consolidated financial condition which such Related Person is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound (subject to their rights to delay payment in the circumstances described in Section 5.1(g)). Each Related Person will conduct its business and affairs in material compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters)."

     Section 2.8.  Amendment to Covenant Regarding Limitation on Dividends and
                   -----------------------------------------------------------
Distributions.
- - -------------

     Section 5.2(a) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(a)  Limitation on Dividends and Distributions.  Except for payments
                -----------------------------------------
     by Borrower to its stockholders which are permitted under the following sentences of this subsection and do not otherwise violate any provisions of this

     Agreement and except for dividends paid to Borrower by its Subsidiaries or to MIGC by MGTC, none of Borrower and its Subsidiaries will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, other than the distribution of common stock pursuant to the conversion or exchange of Preferred Stock, nor will any of Borrower and its Subsidiaries directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interest in any of Borrower and its Subsidiaries (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of or partnership interest in any of Borrower and its Subsidiaries. Borrower may pay dividends to its stockholders and make capital stock repurchases so long as (i) no Default or Event of Default has occurred and is continuing at the time such dividends are declared and paid and (ii) such repurchases and dividends declared or paid by Borrower since March 31, 1994, together with all investments Borrower has made in accordance with the provisions of Section 5.2(f)(v), do not, in the aggregate, exceed the sum of (A) $35,000,000;

     plus (B) fifty percent (50.0%) of Borrower's Consolidated cumulative net
     ----
     income earned after March 31, 1994 if such figure is positive (zero percent, if negative); plus (C) fifty percent (50.0%) of the cumulative net
                            ----
     proceeds received by Borrower and its Subsidiaries at any time after March 31, 1994 from the sale of any equity securities issued by Borrower or any of its Subsidiaries."


     Section 2.9.  Amendment to Covenant Regarding Limitation on Indebtedness.
                   ----------------------------------------------------------

     Section 5.2(b) of the Original Agreement is hereby amended by replacing clause (ii) as set forth immediately below and by adding the following clause
(ix) in its entirety as follows:

               "(ii)  unsecured Indebtedness among Borrower and any Guarantor."

               "(ix) any asset securitization of Borrower's receivables or any associated prefunding facility, which is not in excess of $75,000,000 and is not secured by any assets of Borrower other than (A) those accounts receivables of Borrower which are sold in such securitization (the "Sold Receivables"), (B) other rights to payment associated with the Sold Receivables and the proceeds thereof (including deposit accounts established in connection with the Sold Receivables) and (C) accounts receivable of Borrower, other than the Sold Receivables, which are not in excess of ten percent (10%) of the aggregate value of the Sold Receivables; provided that any such asset securitization shall be terminable at the sole discretion of Borrower."


     Section 2.10.  Amendment to Covenant Regarding Limitation on Liens.
                    ---------------------------------------------------

     Section 5.2(c) of the Original Agreement is hereby amended by adding the following subsection (vii) in its entirety as follows:

               "(vii) liens securing Indebtedness specifically described in
          Section 5.2(b)(ix)."


     Section 2.11.  Amendment to Covenant Regarding Limitation on Mergers,
                    ------------------------------------------------------
Issuances of Securities.
- - -----------------------

     The covenant set forth in Section 5.2(d) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(d)  Limitation on Mergers, Issuances of Securities.  No Related
                ----------------------------------------------
     Person will merge or consolidate with or into any other business entity except that (i) Borrower may merge or consolidate with or into any other business entity if such Borrower is the surviving business entity, (ii) any Subsidiary of Borrower which is a Guarantor may merge or consolidate with another Subsidiary of Borrower so long as a Guarantor is the surviving business entity, and (iii) any Subsidiary of Borrower which is not a Guarantor may merge or consolidate with another Subsidiary of Borrower which is not a Guarantor; provided that the surviving entity immediately becomes a Guarantor if required to do so pursuant to the terms of Section
     6.3 hereof. Except as expressly provided below in this subsection, no Related Person will, after the Closing Date, issue partnership interests, stock, or other securities other than shares of common or preferred stock issued to Borrower nor will any Subsidiary of Borrower allow any diminution of Borrower's interest (direct or indirect) therein. Notwithstanding anything to the contrary herein, Borrower may not issue any shares of its preferred stock without the express written consent of Lenders (including without limitation any Preferred Stock or Additional Preferred Stock) after the Closing Date but may issue shares of its common stock if (i) such issue is pursuant to the conversion or exchange of previously issued Preferred Stock or the conversion of the 7.25% Convertible Subordinated Notes into which the Preferred Stock is exchangeable by Borrower or (ii) immediately after the issuance thereof no Change in Control has occurred and no event has occurred nor will any event occur as a result of such issuance of Borrower's common stock which would require Borrower to redeem for cash the Preferred Stock or any subordinated notes which may have been issued in exchange for the Preferred Stock or which gives the holders of the Preferred

     Stock or any subordinated notes which may have been issued in exchange for the Preferred Stock the right to demand such redemption."

     Section 2.12.  Amendment to Covenant Regarding Limitation on Sales of
                    ------------------------------------------------------
Property.
- - --------

     Section 5.2(e) of the Original Agreement is hereby amended by replacing clause (iii) as set forth immediately below and by adding the following clause
(iv) in it entirety as follows:

          "(iii) so long as no Default or Event of Default has occurred, assets or property which are sold for fair consideration in arm's length transactions to third parties that are not Affiliates of Borrower; provided that if during any Fiscal Quarter assets and property with an aggregate gross book value in excess of $20,000,000 are sold or if during the period
                                                        --
     beginning on the date of execution hereof and continuing until all of the Obligations are paid in full assets and property with an aggregate gross book value in excess of $40,000,000 are sold, Lenders shall have the right to require a recalculation of the Mandatory Prepayment Ratio in accordance with the provisions of Section 2.7(b) which ration shall become effective at the time of such sale; provided further, that the sale of the Sold Receivables permitted in Section 5.2(b)(ix) of an amount not to exceed $75,000,000 shall not be included in the calculation of this clause (iii); and

          (iv) sales of Sold Receivables permitted in Section 5.2(b)(ix) of an aggregate amount not in excess of $75,000,000."


     Section 2.13.  Amendment to Covenant Regarding Limitation on Investments
                    ---------------------------------------------------------
and New Businesses.
- - ------------------

     Section 5.2(f) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(f)  Limitation on Investments and New Businesses.  Except as
                --------------------------------------------
     expressly provided below in this subsection, no Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business (which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii), (iv) or (v) of this sentence); (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations (which shall be deemed to include expenditures, commitments, obligations and transactions permitted by clause (iii), (iv) or (v) of this sentence); (iii) make any acquisitions of or capital contributions to or other investments in any Persons other than (A) capital contributions to and investments in Williston Gas Company and Subsidiaries already wholly owned by such Related Person and (B) deposits with any Lender, investments in obligations of any Lender or any of such Lender's Affiliates, time deposits in other banking institutions which, at the time such deposit is made, are rated "C" by Thomson BankWatch, Inc. and investments maturing within one year from the date of acquisition in direct obligations of or obligations supported by, the full faith and credit of, the United States of America, (iv) make any significant acquisitions or investments in any properties other than gas processing, transmission, gathering and storage facilities and domestic oil and gas properties and
     (v) make other investments unless (1) no Default or Event of Default has occurred and is continuing at the time such investment is made and (2) such investments, together with all repurchases and dividends declared or paid by Borrower since March 31, 1994 in accordance with the provisions of
     Section 5.2(a), do not, in the aggregate, exceed the sum of (I) $35,000,000; plus (II) fifty percent (50.0%) of Borrower's Consolidated
                  ----
     cumulative net income earned after March 31, 1994 if such figure is positive (zero percent, if negative); plus (III) fifty percent (50.0%) of
                                           ----
     the cumulative net proceeds received by Borrower and its Subsidiaries at any time after March 31, 1994 from the sale of any equity securities issued by Borrower or any of its Subsidiaries. Notwithstanding the foregoing, if any Related Person makes an acquisition of any Person in accordance with the provisions of this Section 5.2(f), and if the historical cash earnings of the Person so acquired would have to be included in the calculation of the Mandatory Prepayment Ratio most recently delivered to Agent and Lenders hereunder to support the Indebtedness, if any, incurred by such Related Person in making the acquisition, Borrower shall promptly notify Agent and Lenders of such fact and Lenders shall have the right to require a recalculation of the Mandatory Prepayment Ratio in accordance with the provisions of Section 2.5(a) which ratio shall become effective at the time of such acquisition."


     Section 2.14.  Amendment to Covenant Regarding Limitation on Credit
                    ----------------------------------------------------
Extensions.
- - ----------

     Section 5.2(g) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(g)  Limitation on Credit Extensions.  No Related Person will extend
                -------------------------------
     credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans to Borrower or to any Guarantor made in the ordinary course of business and (iii) loans made by Borrower to its employees pursuant to the Stock Option Agreements; provided that the aggregate amount of all such loans so made shall not exceed $10,000,000."


     Section 2.15.  Amendment to Covenant Regarding Tangible Net Worth.
                    --------------------------------------------------

     Section 5.2(j) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(j)  Tangible Net Worth.  Borrower's Consolidated Tangible Net Worth
                ------------------
     will never be less than the Tangible Net Worth Minimum (as defined below in this subsection). As used in this subsection, the term "Consolidated Tangible Net Worth" means the remainder of (A) all Consolidated assets of such Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under Generally Accepted Accounting Principles, but treating as tangible assets with respect to Borrower all gas purchase and sale contracts acquired by Borrower), minus (B) Borrower's Consolidated Debt. As used in this
                -----
     subsection, the term "Consolidated Debt" means all Consolidated liabilities and similar balance sheet items of Borrower, together with all other contingent and indirect liabilities ("contingent and indirect liabilities" shall include only those liabilities that are required to be included in amounts accrued in accordance with Generally Accepted Accounting Principles) of Borrower or any of its Subsidiaries which are of a character required to be included in Borrower's audited Consolidated annual financial statements required hereunder (if any) (including the notes thereto). As used in this subsection the term "Tangible Net Worth Minimum" means the sum of (i) $400,000,000; plus (ii) fifty percent (50.0%) of Borrower's
                          ----
     Consolidated cumulative net income earned after March 31, 1994, if such figure is positive (zero percent, if negative); plus (iii) seventy-five
                                                     ----
     percent (75.0%) of the cumulative net proceeds received by Borrower at any time after March 31, 1994 from the sale of any equity securities issued by Borrower or any of its Subsidiaries."


     Section 2.16.  Amendment to Covenant Regarding Debt to Capitalization
                    ------------------------------------------------------
Ratio.

     Section 5.2(m) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(m)  Debt to Capitalization Ratio.  Borrower's Debt to Capitalization
                ----------------------------
     Ratio will never be greater than (i) 0.60 to

     1.0 at any time until and including October 31, 1995 and (ii) 0.55 to 1.0 at any time thereafter."


     Section 2.17.  Deletion of Covenant Regarding Earnings Ratio.
                    ---------------------------------------------

     Section 5.2(n) of the Original Agreement is hereby deleted in its entirety and Sections 5.2(o) and (p) of the Original Agreement are hereby redesignated as Sections 5.2(n) and (o), respectively.


     Section 2.18.  Amendment to Covenant Regarding Current Ratio.
                    ---------------------------------------------

     Section 5.2(n) of the Original Agreement, redesignated as such in Section
2.9 of this Amendment, is hereby amended in its entirety to read as follows:

          "(n)  Current Ratio.  The ratio of Borrower's Consolidated current
                -------------
     assets to Borrower's Consolidated current liabilities shall not be less than 1.0 to 1.0 at the end of any calendar month. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated without including any payments of principal of any Indebtedness of Borrower which are required to be repaid within one year from the time of calculation and Borrower's Consolidated current assets will include any unused portion of the Commitment which is then available for borrowing."


     Section 2.19.  Addition of Covenant Regarding EBITDA to Interest Ratio.
                    -------------------------------------------------------

     The following Section 5.2(p) is hereby added to the Original Agreement in its entirety as follows:

          "(p)  EBITDA/Interest Ratio.  As of the end of each Fiscal Quarter,
                ---------------------
     the ratio of Borrower's Consolidated EBITDA for the four immediately preceding consecutive Fiscal Quarters to Borrower's Consolidated Interest Charges for such period shall never be less than (i) 3.25 to 1.0 at any time after the date hereof until and including October 31, 1995, and (ii)
     3.75 to 1.0 at any time from and including November 1, 1995 and thereafter. For purposes of this subsection, the term "Borrower's Consolidated EBITDA" means the sum of (I) Borrower's Consolidated earnings (or loss), after deduction of all expenses and other charges other than interest and income taxes plus (II) amounts deducted in the computation of such Consolidated earnings (or loss) for depreciation, amortization and other non-cash items. For purposes of this subsection the term "Borrower's Consolidated Interest Charges" means the aggregate amount of interest treated as an expense or capitalized on Borrower's Consolidated financial statements."


     Section 2.20.  Amendment to Default Provisions.
                    -------------------------------

     Section 7.1(l) of the Original Agreement is hereby deleted in its entirety and Section 7.1(m) of the Original Agreement is hereby redesignated as Section 7.1(l). The following Section 7.1(m) is hereby added in its entirety as follows:

          "(m) Any Related Person breaches or defaults in the performance of any agreement or instrument creating or evidencing any asset securitization or any associated prefunding facility referred to in Section 5.2(b)(ix), and any such breach or default continues beyond any applicable period of grace provided therefor, or any early or accelerated amortization of Indebtedness or other obligations or rights commences to occur under such facility without a replacement facility permitted by such Section being effective to provide for replacement funding therefor."

                                  ARTICLE III.

                          Conditions of Effectiveness
                          ---------------------------

     Section 3.1.  Effective Date.  This Amendment shall become effective as of
                   --------------
the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower and each Majority Lenders and (ii) Agent shall have additionally received each of the following, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (a) Supporting Documents.  Agent shall have received (i) a certificate
              --------------------
     of the Secretary of Borrower dated the date of this Amendment certifying that: (A) the resolutions adopted by the Board of Directors of Borrower authorizing the execution of this Amendment, with a copy of such resolutions attached as Exhibit A, were duly authorized and continue in full force and effect, (B) the incumbency and authorization of the officers of Borrower authorized to sign Loan Documents, with signature specimens of such officers, (C) attached copies of the certified charter documents of Borrower (including by-laws and certificates of qualification to do business), (D) no Default that has not been expressly waived by Lenders exists on and as of the date hereof and (E) all of the representations and warranties set forth in Article IV hereof and Article V of the Original Agreement are true and correct at and as of their respective times of effectiveness and (ii) such supporting documents as Agent may reasonably request.

     (b)  Revolver Loan Agreement Documents.  Agent shall have received all
          ---------------------------------
     documents and other items required in Section 4.1 of the Revolver Loan Agreement.

                                  ARTICLE IV.

                         Representations and Warranties
                         ------------------------------

     Section 4.1.  Representations and Warranties of Borrower.  In order to
                   ------------------------------------------
induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

          (a) The representations and warranties contained in each subsection of
     Section 4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

          (b) Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Loan Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of Borrower hereunder and thereunder.

          (c) The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby.

          (d) When duly executed and delivered, this Amendment and the Loan Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

          (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1993 and the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1994 fairly present Borrower's Consolidated financial position at such dates and the Consolidated results of Borrower's operations and changes in

     Borrower's Consolidated cash flow for the respective periods thereof. Copies of such financial statements have heretofore been delivered to each Lender. Since June 30, 1994, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                                  ARTICLE V.

                                 Miscellaneous
                                 -------------

     Section 5.1.  Ratification of Agreements.  The Original Agreement as hereby
                   --------------------------
amended and each other Loan Document affected hereby are ratified and confirmed in all respects. Any reference to the Loan Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or Lenders under the Loan Agreement or any other Loan Document nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

     Section 5.2.  Survival of Agreements.  All representations, warranties,
                   ----------------------
covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Related Person hereunder or under the Loan Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Loan Agreement.

     Section 5.3.  Loan Documents.  This Amendment is a Loan Document, and all
                   --------------
provisions in the Loan Agreement pertaining to Loan Documents apply hereto.

     Section 5.4.  Governing Law.  This Amendment shall be governed by and
                   -------------
construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     Section 5.5.  Counterparts.  This Amendment may be separately executed in
                   ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their duly authorized officers.

                                  WESTERN GAS RESOURCES, INC.


                                  By:__________________________
                                     Name:
                                     Title:


                                  NATIONSBANK OF TEXAS, N.A.


                                  By:___________________________
                                     Name:
                                     Title:


                                  BANKERS TRUST COMPANY


                                  By:__________________________
                                     Name:
                                     Title:


                                  BANK OF MONTREAL


                                  By:__________________________
                                     Name:
                                     Title:


                                  CIBC INC.


                                  By:__________________________
                                     Name:
                                     Title:

            CONFIRMATION, ACKNOWLEDGEMENT AND CONSENT OF GUARANTORS


     Each of the undersigned hereby acknowledge and consent to the foregoing Amendment, respectively confirm each Restated Guaranty dated as of August 31, 1993 executed by each of the undersigned in favor of Agent and the Lenders pursuant to the Original Agreement and agree that each of the undersigned's obligations and covenants with respect to each such Restated Guaranty shall remain in full force and effect after the execution of the foregoing Amendment.

     John C. Walter, Vice President-General Counsel and Secretary of Western Gas Resources Oklahoma, Inc., Western Gas Resources Texas, Inc., Western Gas Resources Storage, Inc., Mountain Gas Resources, Inc., MGTC, Inc. and MIGC, Inc., is executing this Confirmation, Acknowledgment and Consent of Guarantors in his capacity of officer of each such corporation.

     Dated as of the 2nd day of September, 1994.

                               WESTERN GAS RESOURCES OKLAHOMA, INC.
                               WESTERN GAS RESOURCES TEXAS, INC.
                               WESTERN GAS RESOURCES STORAGE, INC.
                               MOUNTAIN GAS RESOURCES, INC.
                               MGTC, INC.
                               MIGC, INC.



                               By:_______________________________
                                  John C. Walter, Vice-President,
                                  General Counsel and Secretary